SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ARBOR PROPERTY TRUST
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                              ARBOR PROPERTY TRUST
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
(5) Total fee paid:
- --------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
- --------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------
(3) Filing Party:
- --------------------------------------------------------------------------------
(4) Date Filed:
- --------------------------------------------------------------------------------

                              ARBOR PROPERTY TRUST
                                   SUITE 800
                                ONE TOWER BRIDGE
                           W. CONSHOHOCKEN, PA 19428

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 11, 1995

                         ------------------------------

     NOTICE IS HEREBY GIVEN that the 1995 annual meeting of shareholders of ARBOR PROPERTY TRUST (the 'Company') will be held at the Philadelphia Marriott West, 111 Crawford Avenue, W. Conshohocken, Pennsylvania 19428, on September 11, 1995 at 9:30 a.m. for the following purposes:

          1. To elect one Managing Trustee to serve for the ensuing year or until his successor shall have been duly elected and qualified; and

          2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 24, 1995 will be entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available for inspection at the Company's offices at Suite 800, One Tower Bridge, W. Conshohocken, PA 19428, during normal business hours during the ten-day period prior to the meeting.

     Please complete, sign and return the accompanying proxy in the enclosed envelope as soon as possible, whether or not you plan to attend the meeting. This will assure that your shares will be voted.

                                          /s/ KIMLI CROSS SMITH

                                          KIMLI CROSS SMITH
                                          Secretary

August 4, 1995

                              ARBOR PROPERTY TRUST
                                   SUITE 800
                                ONE TOWER BRIDGE
                           W. CONSHOHOCKEN, PA 19428

                         ------------------------------

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD SEPTEMBER 11, 1995

                         ------------------------------

                                    GENERAL

     This Proxy Statement is furnished to holders of Common Shares of Beneficial Interest ('Shares') of Arbor Property Trust (the 'Company') in connection with the solicitation of proxies by the Board of Trustees of the Company for use at the 1995 annual meeting of shareholders (the 'Meeting') to be held at 9:30 a.m. on September 11, 1995, and at any adjournments or postponements thereof.

     The Meeting will be held at The Philadelphia Marriott West, 111 Crawford Avenue, W. Conshohocken, PA 19428.

     The Company (formerly EQK Green Acres Trust) is a real estate investment trust ('REIT') that is the successor to EQK Green Acres, L.P. (the 'Partnership'). Pursuant to the approval of the Unitholders of the Partnership, on February 28, 1994, the Partnership merged (the 'Merger') into a subsidiary of the Company. In connection with that transaction, the Company became primarily self-managed, the advisory agreement (the 'Advisory Agreement') with Equitable Realty Portfolio Management, Inc. ('ERPM' or the 'Advisor') was terminated and the property management agreement (the 'Property Management Agreement') with Compass Retail, Inc. ('Compass') was amended and restated to limit the scope of Compass' responsibilities and to reduce the fees payable to Compass. The Advisor and Compass are wholly owned subsidiaries of Equitable Real Estate Investment Management, Inc. ('Equitable Real Estate'), which is an indirect wholly owned subsidiary of The Equitable Companies Incorporated ('Equitable').

     The first date on which this Proxy Statement and related form of proxy is being sent to the shareholders of the Company is on or about August 4, 1995. Holders of Shares of record at the close of business on July 24, 1995 (the 'Record Date') are entitled to notice of, and to vote at, the Meeting in person or by proxy. As of the Record Date, the Company had outstanding 12,154,652 Shares, each entitled to one vote.

     In addition to soliciting proxies by mail, the Managing Trustees, officers and regular employees of the Company, without receiving any additional compensation therefor, may solicit proxies by telephone, by telegraph or in person. The Company will also request banks, brokers and other fiduciaries to forward proxy materials to their members or customers who are beneficial owners of Shares and will reimburse them for their out-of-pocket mailing and reasonable clerical expenses in so doing.

     If the enclosed proxy is properly executed and returned in time for voting, the Shares represented thereby will be voted as indicated in such proxy. If no specification is made, proxies will be voted in favor of the election of the Managing Trustee as described herein. Proxies will extend to, and will be voted at, any adjourned or postponed session of the Meeting. The management of the Company is not aware of any matters to come before the Meeting, other than those described in this Proxy Statement. However, inasmuch as matters of which such management is not now aware may come before the Meeting, or any adjournments or postponements thereof, the enclosed proxy contains discretionary authority with respect to acting thereon, and the persons named in such proxy intend to vote, act and consent in accordance with their best judgment with respect thereto. Any shareholder who has executed and returned a proxy, and for any reason desires to revoke such proxy, may do so at any time before the proxy is exercised, by written notice to the Secretary of the Company or by executing a later dated proxy. In addition, any such shareholder may attend the Meeting to which this proxy relates and vote the Shares represented by such proxy in person.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial holdings of Shares as of June 30, 1995 of: (i) all persons known by the Company, based upon filings with the Securities and Exchange Commission, to be beneficial owners of more than 5% of its outstanding common shares; (ii) all Managing Trustees of the Company individually; (iii) all executive officers of the Company individually; and (iv) all Trustees and executive officers of the Company as a group.

                                                                                         NUMBER OF
                                                                                        OUTSTANDING       % OF
NAME                                        ADDRESS                                       SHARES         SHARES
- ------------------------------------------  ------------------------------------------  -----------    -----------
Equitable.................................  787 7th Ave                                   1,461,098(1)    12.0%
                                            New York, NY 10019

Sylvan M. Cohen...........................  12 S. 12th Street                                 3,500(2)      (3)
                                            Philadelphia, PA 19107

Alton G. Marshall.........................  136 E. 79th Street                                2,500(2)      (3)
                                            New York, NY 10021

George R. Peacock.........................  Monarch Plaza                                    12,943(4)      (3)
                                            3414 Peachtree Road
                                            Suite 816
                                            Atlanta, GA 30326

Phillip E. Stephens.......................  5775 Peachtree Dunwoody                         102,188(1)(2)   (3)
                                            Suite 200D
                                            Atlanta, GA 30342

Myles H. Tanenbaum........................  One Tower Bridge                              1,198,511(1)(5)  9.7%
                                            Suite 800
                                            W. Conshohocken, PA 19428

Kimli Cross Smith.........................  One Tower Bridge                                  8,800(6)(7)   (3)
                                            Suite 800
                                            W. Conshohocken, PA 19428

Richard P. Ferrell........................  2034 Green Acres Mall                             6,250(6)(8)   (3)
                                            Valley Stream, NY 11581

All Trustees and Executive
Officers as a Group (7 persons).......................................................    1,334,692       10.8%

- ------------------
(1) Includes the estimated allocation of Shares issued to the former general partners of the Partnership, although a final allocation has not yet been completed. Until the Shares are distributed, voting of the Shares will be controlled by Mr. Tanenbaum.

(2) Includes 2,500 Shares issuable upon the exercise of the vested portion of the 7,500 options which were granted to each Managing Trustee on January 25, 1994 and vest pro-rata over a three year period from the date of grant.

(3) The number of Shares represents less than 1% of the outstanding Shares.

(4) Includes 1,000 Shares owned by Mr. Peacock's wife, of which Mr. Peacock disclaims beneficial ownership. Also includes 2,500 Shares issuable upon the exercise of the vested portion of the 7,500 options which were granted on January 25, 1994 and vest pro-rata over a three year period from the date of grant.

(5) Includes 12,700 Shares owned by Mr. Tanenbaum's wife and 10,000 Shares owned by a trust of which he is a trustee. Excludes 125,445 Shares owned by Mr. Tanenbaum's adult children, of which Mr. Tanenbaum disclaims beneficial ownership. Also includes 150,000 Shares issuable upon the exercise of the vested portion of 750,000 options which were granted to Mr. Tanenbaum on January 25, 1994 and which vest pro-rata over a five year period from the date of grant.

(6) Includes restricted Shares that will become unrestricted in equal annual increments over three years commencing one year from the grant date, or January 25, 1995.

(7) Includes 6,500 Shares issuable upon the exercise of the vested portion of the 32,500 options which were granted on January 25, 1994 and vest pro-rata over a five year period from the date of grant.

(8) Includes 5,000 Shares issuable upon the exercise of the vested portion of the 25,000 options which were granted on January 25, 1994 and vest pro-rata over a five year period from the date of grant.

                              ELECTION OF TRUSTEES

     The Amended and Restated Declaration of Trust of the Company, as amended, provides for a Board of Trustees that is divided into three classes of Managing Trustees designated Class I, Class II and Class III, respectively, with each class being as equal in number as possible. The Managing Trustee in Class II (Mr. Cohen) is standing for election at the Meeting. Upon election at the Meeting, the term of office of the Managing Trustee in Class II will expire at the 1998 annual meeting of shareholders. The term of office of the Managing Trustees in Class I (Messrs. Tanenbaum and Stephens) will expire at the 1997 annual meeting, and that of the Managing Trustees in Class III (Messrs. Marshall and Peacock) will expire at the 1996 annual meeting.

     A quorum for purposes of the election of the Managing Trustee requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding Shares of the Company. The affirmative vote of the majority of the quorum is required for the election of the Managing Trustee. Abstentions will not count as affirmative votes, but will count as part of the quorum.

NOMINEE FOR ELECTION TO THE BOARD OF TRUSTEES

     Set forth below is information with respect to the nominee for Managing Trustee.

     Sylvan M. Cohen, age 80, has been Chairman and Chief Executive Officer of Pennsylvania Real Estate Investment Trust ('PREIT'), an American Stock Exchange-listed real estate investment trust, since its inception in 1960. Mr. Cohen is also a partner in the Philadelphia law firm of Cohen, Shapiro, Polisher, Shiekman and Cohen. Mr. Cohen is a former director of Fidelity Bank, Philadelphia, Pennsylvania, and is a director of FPA Corporation, an American Stock Exchange-listed real estate development company, and a trustee of EQK Realty Investors I, a NYSE-listed real estate investment trust. He formerly served as President of the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

CONTINUING TRUSTEES

     Set forth below is information with respect to each continuing Managing Trustee.

     Myles H. Tanenbaum, age 65, is a Managing Trustee and President of the Company and Chairman of Arbor Enterprises, an investment and holding company. He formerly served as a consultant to Equitable Real Estate, of which the former Advisor to the Partnership is a wholly-owned subsidiary. He was formerly the President of EQK Partners (formerly the Partnership's advisor) from its inception in September 1983 until October 1987 and was Chairman until December 1989. Prior to that time, from 1970 he served as Executive Vice President and Chairman of the Executive Committee of Kravco, Inc. Mr. Tanenbaum was also managing partner of the Partnership's former special general partner, a general partnership which was the sole shareholder of the Partnership's former managing general partner. Prior to joining Kravco, Inc. in 1970, Mr. Tanenbaum had been a partner in the law firm of Wolf, Block, Schorr and Solis-Cohen, Philadelphia, Pennsylvania. He is also a certified public accountant. Mr. Tanenbaum is currently a director of Universal Health Realty Trust, a New York Stock Exchange ('NYSE')-listed real estate investment trust which owns hospitals, and of The Pep Boys -- Manny, Moe & Jack, Inc., an NYSE-listed company engaged in the retail sale of automotive parts and accessories, and the provision of automotive services.

     Alton Marshall, age 73, has been President of Alton G. Marshall Associates, Inc., a New York City real estate investment firm, since 1971. He has been Senior Fellow of the Nelson A. Rockefeller Institute of Government in Albany, New York since January 1, 1991. He was Chairman of the Board and Chief Executive Officer of Lincoln Savings Bank, FSB, from March 1984 through December 1990. From 1971 to 1981, he was President of Rockefeller Center, Inc., a real estate, manufacturing and entertainment company. Mr. Marshall is currently a director of The Hudson River Trust, and New York State Electric & Gas Corp., and a trustee of EQK Realty Investors I. He is an independent partner of Alliance Capital and Alliance Capital Retirement Fund.

     George R. Peacock, age 71, retired in August 1988 after serving as Chairman and Chief Executive Officer of Equitable Real Estate, parent of the Partnership's former Advisor which is a wholly-owned subsidiary of Equitable. Mr. Peacock is a past member of Equitable's Investment Policy Committee. Prior to his retirement he was also a Senior Vice President of parent Equitable for approximately twelve years. Mr. Peacock is a former director of Equitable Real Estate and remains a trustee of EQK Realty Investors I. He is sole owner, President and Chief Executive Officer of Carluke, Inc.

     Phillip E. Stephens, age 47, has been President of Compass, the Partnership's former property manager and a subsidiary of Equitable Real Estate, since January 1992 and was Executive Vice President of Compass from January 1990 to December 1991. He has also served as President of ERPM, the Partnership's former Advisor and a wholly-owned subsidiary of Equitable Real Estate, since December 1989. From October 1987 to December 1989, he was President of EQK Partners (formerly the Partnership's advisor), the predecessor in interest to ERPM. From its inception in

September 1983 to October 1987, he was Senior Vice President of EQK Partners. He is also President and a trustee of EQK Realty Investors I.

     Pursuant to the Delaware Business Trust Act, the Company is required to have as a trustee a person or entity that is a resident of or has its principal place of business in the State of Delaware. The Delaware resident trustee is Wilmington Trust Company (the 'Resident Trustee'). The Declaration of Trust provides that the management of the Company is vested exclusively in the Managing Trustees who make up the Board of Trustees of the Company and that the Resident Trustee will not participate in the management of the Company except as directed by the Board of Trustees and consented to by the Resident Trustee. The principal offices of the Resident Trustee are located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and trustees and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the 'Reporting Persons') to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

     Based on the Company's review of the copies of these reports received by it, and written representations received from Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons during 1994 were made on a timely basis, except for the following filings: (i) Randall
C. Stein, a former executive officer of the Company, filed one report (relating to two transactions) subsequent to the applicable due date; (ii) George R. Peacock, a Managing Trustee of the Company, filed one report (relating to one transaction involving issuances pursuant to the Company's Dividend Reinvestment Plan during 1994) subsequent to the applicable due date; (iii) Phillip E. Stephens, a Managing Trustee of the Company, filed one report (relating to three transactions involving issuances pursuant to the Company's Dividend Reinvestment Plan during 1994) subsequent to the applicable due date; and (iv) Myles H. Tanenbaum, a Managing Trustee and President of the Company, filed one report (relating to six transactions involving issuances pursuant to the Company's Dividend Reinvestment Plan during 1994) subsequent to the applicable due date.

                                  COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid by the Company during the fiscal year ended December 31, 1994 to the Company's President and each of the Company's other most highly compensated executive officers whose compensation exceeds $100,000 in 1994. Until the conversion to a REIT on February 28, 1994, the Company was not internally managed, and was not responsible for executive compensation.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                  COMPENSATION AWARDS
                                                                                ------------------------
                                                        ANNUAL COMPENSATION     RESTRICTED   SECURITIES      ALL OTHER
                                                      ------------------------     STOCK     UNDERLYING    COMPENSATION
       NAME AND PRINCIPAL POSITION           YEAR     SALARY($)(1)  BONUS($)     AWARDS($)   OPTIONS(#)       ($)(2)
- -----------------------------------------  ---------  -----------  -----------  -----------  -----------  ---------------
Myles H. Tanenbaum.......................       1994     145,833      100,000           --      750,000             --
  President

Randall C. Stein (3).....................       1994     112,500       25,000       25,000(4)     50,000         3,500
  Vice President -- Acquisitions

Kimli C. Smith...........................       1994      85,871       32,500       15,000(5)     32,500         5,500
  Vice President -- Leasing

Richard P. Ferrell.......................       1994      84,041       22,500       12,500(6)     25,000         3,500
  Vice President -- Management

- ------------------
(1) This salary information is for the period of March 1, 1994 through December 31, 1994. Prior to that time, the Company was not internally managed.

(2) Represents annual premium payments on life insurance on the lives of Mr. Stein, Ms. Smith and Mr. Ferrell, for which they designate the beneficiaries, which policies are designed to comply with Section 79 of the Internal Revenue Code.

(3) Mr. Stein resigned effective March 3, 1995. See '-- Employment Agreement.'

(4) Represents the dollar value of a grant of 2,500 Shares at $10 per Share as of January 25, 1994, the grant date. The dollar value of such Shares on December 31, 1994 was $19,688, or $7.875 per Share. All such Shares are entitled to the receipt of dividends. All of the restricted Shares awarded to Mr. Stein became fully vested upon his resignation from the Company. See '-- Employment Agreement.'

(5) Represents the dollar value of a grant of 1,500 Shares at $10 per Share as of January 25, 1994, the grant date. The dollar value of such Shares on December 31, 1994 was $11,813, or $7.875 per Share. All such Shares are entitled to the receipt of dividends. These Shares vest in equal increments over three years.

(6) Represents the dollar value of a grant of 1,250 Shares at $10 per Share as of January 25, 1994, the grant date. The dollar value of such Shares on December 31, 1994 was $9,844, or $7.875 per Share. All such Shares are entitled to the receipt of dividends. These Shares vest in equal increments over three years.

     The following table sets forth certain information with respect to stock options granted January 25, 1994 to the officers named in the Summary Compensation Table.

                      STOCK OPTIONS GRANTED IN 1994 (1)(2)

                                                                                                  POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                                    ------------------------------------------------------------      ANNUAL RATES
                                                       % OF TOTAL                                       OF STOCK
                                                         OPTIONS                                   PRICE APPRECIATION
                                        NUMBER         GRANTED TO                                      FOR OPTION
                                     OF SECURITIES      EMPLOYEES       EXERCISE                        TERM (3)
                                      UNDERLYING        IN FISCAL        OR BASE     EXPIRATION   --------------------
               NAME                 OPTIONS GRANTED       YEAR        PRICE ($/SH)      DATE        5%($)     10%($)
- ----------------------------------  ---------------  ---------------  -------------  -----------  ---------  ---------
Myles H. Tanenbaum................       750,000           86%           $10.00         1/25/04   2,126,767  7,829,018

Randall C. Stein (4)..............        50,000            6%           $10.00         1/25/04     141,784    521,935

Kimli C. Smith....................        32,500            4%           $10.00         1/25/04      92,160    339,257

Richard P. Ferrell................        25,000            3%           $10.00         1/25/04      70,892    260,967

- ------------------
(1) None of these options was exercised in 1994. At December 31, 1994, the Share price was $7.88 and therefore no options were in the money options at December 31, 1994.

(2) The options vest pro-rata over a five year period commencing one year from the grant date, or January 25, 1995, subject to acceleration upon a change of control (as defined).

(3) Assumes Share price appreciates over a ten year term at rates of 5% and 10% compounded annually. The assumed annual rate of Share appreciation is specified by the Securities and Exchange Commission and is not intended to forecast possible future appreciation of the Company's Share price.

(4) Mr. Stein resigned effective March 3, 1995. All of the options granted to Mr. Stein were terminated upon his resignation from the Company. See '-- Employment Agreement.'

STOCK OPTIONS

     At the Company's annual shareholder meeting in November 1994, the shareholders approved an Incentive Share Plan (the 'Plan'). An aggregate of 1,500,000 Shares may be awarded under the Plan. Persons eligible for participation in the Plan include all non-employee Managing Trustees, officers and other key executives of the Company (collectively, 'Eligible Participants'). There are currently 589,050 Shares available to be awarded under the Plan. No Eligible Participant may receive an award of more than 750,000 Options, stock appreciation rights and restricted Shares in any one calendar year.

COMPENSATION OF TRUSTEES

     Managing Trustees who are not employees of the Company are entitled to receive an annual fee of $15,000, plus a fee of $1,000 for attendance at each of the meetings of the Board of Trustees and $1,000 for attendance at Committee meetings. Other fees are payable for special services performed for the Company, but no such services were provided in 1994. Mr. Tanenbaum is not paid any fees for attendance at meetings of the Board of Trustees or for any other special services performed for the Company. Wilmington Trust Company receives an annual fee of $2,500 for serving as the Resident Trustee.

EMPLOYMENT AGREEMENT

     The Company entered into an Employment Agreement with Mr. Stein dated January 10, 1994, for a term extending to June 30, 1996, which was terminated March 3, 1995, subject to the following: (i) Mr. Stein is to receive $15,000 per month through October 31, 1995; (ii) Mr. Stein's restricted Shares became fully vested; and (iii) Mr. Stein's stock options were terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following Managing Trustees serve on the Compensation Committee of the
Company:

                          Phillip E. Stephens, Chairman
                          Alton G. Marshall
                          George R. Peacock

     None of these committee members served as an officer or employee of the Company during 1994 or any time prior thereto. However, Mr. Stephens is President of Compass and President of ERPM, the Company's former Advisor. The Trust paid Compass $329,000 and $786,000, and ERPM $264,000 and $1,665,000 in
the years ended December 31, 1994 and 1993, respectively. See 'CERTAIN TRANSACTIONS.'

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company commenced substantial operations as of February 28, 1994, the date upon which the Company's operations converted from partnership form into a real estate investment trust. As part of that conversion, the Company became largely self-managed. Prior to the conversion, the predecessor Partnership was managed by the Advisor and, accordingly, it did not bear the expense of executive compensation directly. As part of the planning process in connection with the conversion, the Company retained a compensation consulting firm to render a report (the 'Report') with respect to compensation to be paid to the Company's President and other senior management personnel.

     Based upon the Report and discussions with Mr. Tanenbaum, it was determined that a compensation structure would be implemented for the President that would consist of base compensation, a discretionary bonus and share options. It was also determined that (i) the base compensation would be set at a level substantially below the median compensation of chief executive officers of comparable companies as identified in the Report; and (ii) the share option grant would be made larger to reflect the lower level of cash compensation.

     As a result of the foregoing, the base compensation for 1994 for the President was set at an annual rate of $175,000 and Mr. Tanenbaum was granted options to purchase 750,000 Shares at $10.00 per Share (the market price at date of grant). Such options vest at the rate of 20% per year commencing December 31, 1994 so long as Mr. Tanenbaum is employed by the Company at the applicable year-end, subject to immediate vesting upon death, disability or change in control. By structuring compensation in this manner, the President's total compensation was made heavily dependent upon the performance of the Shares in the market. The base compensation and option awards were reflected in the Company's Consent Solicitation Statement/Prospectus dated December 23, 1993 that was provided to Unitholders in the predecessor Partnership in connection with their decision on whether to approve the conversion. Mr. Tanenbaum's year-end bonus was set by the Compensation Committee at $100,000. This amount reflected a subjective evaluation of Mr. Tanenbaum's performance, as well as the performance of the Company. The relatively low level of Mr. Tanenbaum's overall cash compensation was also considered in determining the amount of the bonus. No specific qualitative or quantitative measures of the performance of Mr. Tanenbaum or the Company were utilized in reaching the determination as to Mr. Tanenbaum's bonus.

     The compensation structure for the other members of senior management was also based in large part upon the Report. In addition to base compensation, an annual discretionary bonus and share option grants, the other members of senior management also received grants of restricted Shares, which vest annually over three years. The cash compensation and share option grants of the senior management other than Mr. Tanenbaum were set at levels closer to industry norms and, accordingly, a greater proportion of the other senior management's compensation consisted of cash as compared to Mr. Tanenbaum's compensation.

                                          Compensation Committee:

                                          Phillip E. Stephens, Chairman
                                          Alton G. Marshall
                                          George R. Peacock

PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Shares with the cumulative stockholder return of (i) the S&P Smallcap 600 Index and (ii) the NAREIT Equity Index, assuming an investment of $100 on March 1, 1994 in the Shares of the Company and an investment of $100 on February 28, 1994 in the stocks comprising the S&P Smallcap 600 Index and the NAREIT Equity Index (in each case assuming the reinvestment of all dividends).

                          [ INSERT PERFORMANCE GRAPH ]

                                                                CUMULATIVE TOTAL RETURN
                                                         --------------------------------------
                                                          MARCH 1, 1994     DECEMBER 31, 1994
                                                         ---------------  ---------------------
Arbor Property Trust...................................        $100                $89

S&P Smallcap 600 Index.................................        $100                $93

NAREIT Equity Index....................................        $100                $96

                              CERTAIN TRANSACTIONS

     The Green Acres Mall was acquired by the Partnership on August 27, 1986 at a purchase price of $135,859,782 from Green Acres Associates, a general partnership among Equitable, Sunrise Associates and the general partners of the Partnership. Sunrise Associates, a limited partnership, is an affiliate of the general partners of the Partnership.

     On December 1, 1989, a wholly owned subsidiary of Equitable Real Estate acquired the 50% interest in EQK Partners (former advisor to the Partnership) owned by Kravco Partners, Ltd., bringing to 100% Equitable Real Estate's ownership interest in EQK Partners. Mr. Tanenbaum and Mr. Stephens owned, directly or indirectly, 25.2% and 14.4%, respectively, of Kravco Partners, Ltd. Subsequently, ERPM, a wholly owned subsidiary of Equitable Real Estate, became Advisor to the Partnership as the successor in interest to EQK Partners.

     As Advisor, ERPM received an advisory fee which was comprised of an annual base fee of $250,000 and an annual subordinated incentive advisory fee of $1,250,000 which increased in proportion to the amount by which aggregate distributions of operating cash flow to Unitholders exceeded a ten percent return on the Unitholders' Adjusted Capital Contributions (as defined in the Partnership Agreement). The Advisory Agreement terminated on March 30, 1994. ERPM received an annual base advisory fee of $164,000, $250,000 and $250,000 for the years ended December 31, 1994, 1993, and 1992, respectively. ERPM also earned a subordinated incentive advisory fee of $100,000, $1,375,000 and $1,459,000, respectively, for the years ended December 31, 1994, 1993 and 1992. In addition, ERPM earned fees of $40,000 in each of 1993 and 1992 for tax reporting services. Compass received a fee of $40,000 for tax reporting services in 1994.

     In December 1992, the Partnership entered into an agreement with ERPM pursuant to which ERPM rendered development services in conjunction with the termination of the Company's lease with Pergament, a former anchor tenant at the Plaza at Green Acres (a convenience shopping center located adjacent to the Mall), and the procurement of a new lease with Kmart. The fee for these services was $150,000.

     Upon sale of all or any portion of any real estate investment of the Partnership, the Advisor was entitled to receive a disposition fee equal to 2% of the gross sale price (including outstanding indebtedness taken subject to or assumed by the buyer and any purchase money indebtedness taken back by the Partnership). The disposition fee was to be reduced by the amount of any brokerage commissions and legal expenses incurred by the Partnership in connection with such sales. Pursuant to this agreement with the Advisor, the Company paid a $290,000 fee to the Advisor during 1993 relating to services rendered in connection with the acquisition and development of an industrial tract adjacent to the Mall and its ultimate transfer to Home Depot. Pursuant to the Merger, the agreement with the Advisor was terminated as of March 31, 1994.

     The Partnership had entered into the Property Management Agreement with Compass, a subsidiary of Equitable Real Estate, effective January 1, 1991. Pursuant to this agreement, property management fees were based on 4% of net rental and service income collected from tenants. In connection with the Merger, the agreement with Compass was amended and restated to extend its termination date by two years to August 31, 1998, and to limit Compass' scope of responsibilities primarily to accounting and financial services currently provided in connection with the operations of the Mall and the Plaza. Compass' compensation was reduced from 4% to 2% of net rental and service income collected from tenants. For the years ended December 31, 1994, 1993 and 1992, management fees earned by Compass were $289,000, $786,000, and $785,000, respectively.

     In 1992, the Partnership agreed to pay interest to both the Advisor and Compass as consideration for their willingness to defer the payment of fees which were otherwise due and payable. The Advisor and Compass deferred such fees as an accommodation to the Company in connection with certain refinancing efforts of the Company. For the years ended December 31, 1993 and 1992, the Partnership recorded interest expense on deferred fees of $249,000 and $223,000, respectively, representing an interest rate of 7.31% through April 1, 1993 and 8.5% thereafter applied to the cumulative unpaid fee balance. Such fees and the interest thereon were paid in full from the proceeds from the August 19, 1993 issuance by a wholly owned subsidiary of the Company of collateralized floating rate notes. Pursuant to an agreement with the Advisor to provide services in connection with such debt refinancing, the Advisor received a fee of $300,000 in 1993.

     Pursuant to the Merger, the Partnership's general partners received 104,830 Shares on account of their 1.02% percentage interest in the Partnership and the Partnership's special general partner received 1,316,251 Shares in satisfaction of the present value of its residual interest in the Partnership which provided it contractually with up to 20% of the profit on the sale of Green Acres Mall depending upon the total return to the Partnership's Unitholders. In connection with the Merger, the Advisor received 308,933 Shares as consideration for the termination of the Advisory Agreement, net of a reduction by 54,800 Shares in settlement of Equitable's obligations for partial indemnity relating to the New York State Real Property Transfer Gains Tax pursuant to a Post-Closing Agreement entered into in connection with the Partnership's initial acquisition of Green Acres Mall. Messrs. Tanenbaum, Stephens and the Advisor (together with its affiliates) owned interests of approximately 14.3%, 4.8% and 68.4%, respectively, in the Partnership's special general partner, which owns 100% of the Partnership's managing general partner.

     The Company's executive offices are located at One Tower Bridge, W. Conshohocken, PA 19428. From February 1994 through March 1995, these offices, including furniture, telephones, and certain office services and equipment, have been furnished for periods of between four and seven months at a monthly rate of $11,500 from a partnership owned by Mr. Tanenbaum and his sons. As of April 1, 1995, the monthly lease rate decreased to $9,500.

                            INDEPENDENT ACCOUNTANTS

     Arthur Andersen & Co. has been appointed by the Managing Trustees as the independent accountants for the Company's current fiscal year. A representative of Arthur Andersen & Co. is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of shareholders.

     On June 7, 1994, the Company engaged Arthur Andersen & Co. as its certifying accountant, thereby replacing as of the same date Deloitte & Touche, the certifying accountant of the Partnership for 1993 and preceding years. The change in the Company's certifying accountant was effected in connection with the Company's change in operating structure from a partnership to a REIT and the relocation of its executive offices to Pennsylvania. The change was approved by the Managing Trustees of the Company.

     No report on the financial statements of the Company issued by Deloitte & Touche during the 1992 and 1993 fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, nor were there any disagreements during the 1992 and 1993 fiscal years and through June 7, 1994 between Deloitte & Touche and the Company concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved would have required Deloitte &

Touche to make reference to the subject matter thereof in connection with its report. During the 1992 and 1993 fiscal years and through June 7, 1994, none of the events listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended, occurred; and during such period, the Company did not consult with Arthur Andersen & Co. regarding any matter referred to under paragraphs (i) or (ii) of Item 304(a)(2) of Regulation S-K.

                       TRUSTEES' MEETINGS AND COMMITTEES

     The Board of Trustees has an Audit Committee, a Compensation Committee and a Nominating Committee.

     Messrs. Cohen (Chairman) and Marshall serve as members of the Company's Audit Committee which meets with the Company's independent public accountants, internal audit personnel and management to discuss the scope and results of the annual audit, internal accounting procedures and other questions of accounting policy. The Audit Committee met once during 1994.

     Messrs. Stephens (Chairman), Marshall and Peacock serve as members of the Compensation Committee which administers the Plan and makes recommendations to the Board of Trustees with regard to other compensation-related matters. The Compensation Committee met twice during 1994.

     Messrs. Peacock (Chairman), Cohen and Tanenbaum serve as members of the Nominating Committee which reviews the size and composition of the Board of Trustees and makes recommendations as to nominees to serve on the Board of Trustees. The Nominating Committee met once during 1994. The Nominating Committee will consider nominations by shareholders in accordance with the procedures set forth below under 'NOMINATIONS FOR TRUSTEES FOR THE 1996 ANNUAL MEETING.'

     The Board of Trustees met six times during 1994. Each of the Managing Trustees of the Company attended each meeting of the Board of Trustees and each meeting of the Committee(s) on which each such Managing Trustee served during 1994.

              NOMINATIONS FOR TRUSTEES FOR THE 1996 ANNUAL MEETING

     Nominations for election to the Board of Trustees at the 1996 annual meeting of shareholders may only be made in writing by a shareholder entitled to vote at the Meeting. Such nominations must be addressed to the Secretary, Arbor Property Trust, Suite 800, One Tower Bridge, W. Conshohocken, PA 19428. Nominations must be received by the Secretary between May 14, 1996 and June 13, 1996, and be accompanied by the name and address of the record holder making the nomination (and beneficial holder, if different), the class and number of shares owned of record and beneficially by such record holder (and beneficial holder, if different) and the written consent of the nominee to being named as a nominee and to serve as a Managing Trustee, if elected. Nominations must also be accompanied by all information related to such nominee required to be disclosed in solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for consideration at the Company's 1996 annual meeting of shareholders must, on or before April 6, 1996, submit such shareholder's proposal to the Company and notify the Company that such shareholder intends to appear personally at the meeting to present the proposal, in order to have the Company consider the inclusion of such proposal in the Company's Proxy Statement and form of proxy relating to that meeting. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.

     IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED PROXY PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                          By Order of the Board of Trustees,

                                          /s/ KIMLI CROSS SMITH

                                          KIMLI CROSS SMITH
                                          Secretary

August 4, 1995

PROXY                        ARBOR PROPERTY TRUST
                   Proxy Solicited by the Board of Trustees
              Annual Meeting of Shareholders -- September 11, 1995

     The undersigned hereby appoints Myles H. Tanenbaum and Kimli Cross Smith, and each of them, proxies to represent the undersigned with full power of substitution at the Annual Meeting of Shareholders of Arbor Property Trust to be held at the Philadelphia Marriott West, 111 Crawford Avenue, W. Conshohocken, Pennsylvania 19428 on Monday, September 11, 1995 at 9:30 a.m. and at any and all adjournments or postponements thereof, and thereat to vote all Common Shares of Beneficial Interest (the "Shares") of Arbor Property Trust (the "Company"), which votes the undersigned would be entitled to vote if personally present.

    Unless otherwise specified, the Shares will be voted FOR the election of the nominee for Trustee. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

                (Continued, and to be signed on reverse side)

                                                            [X] Please mark
                                                                your votes
                                                                as this
                        ----------
                          COMMON

- -------------------------------------------------------------------------------
1. ELECTION OF TRUSTEE: Sylvan M. Cohen

FOR the nominee      WITHHOLD
listed above.	     AUTHORITY
                     to vote for the
                     nominee listed above.

    [ ]	                 [ ]

- -------------------------------------------------------------------------------
2. TO TRANSACT SUCH OTHER
   BUSINESS AS MAY PROPERLY
   COME BEFORE THE MEETING.

- -------------------------------------------------------------------------------

                                    THE UNDERSIGNED HEREBY REVOKES ALL
                                    PREVIOUS PROXIES FOR THE MEETING.

                                    NOTE: Please sign this Proxy exactly
                                    as name(s) appear in address. When
                                    signing as an attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such.

                                    Dated: ______________________________ , 1995

                                    ____________________________________________
                                    Signature of Shareholder

                                    ____________________________________________
                                    Signature of Shareholder